Exhibit 99.2

Coherus BioSciences Prices $200.0 Million Convertible Senior Subordinated Notes Offering

REDWOOD CITY, Calif.—April 15, 2020—(GLOBE NEWSWIRE)—Coherus BioSciences, Inc. (“Coherus” or the “Company”, Nasdaq: CHRS), today announced the pricing of its offering of $200,000,000 aggregate principal amount of 1.500% convertible senior subordinated notes due 2026 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the pricing of the notes, Coherus entered into privately negotiated capped call transactions with one or more of the initial purchasers or their respective affiliates and/or other financial institutions (the “option counterparties”). If the initial purchasers exercise their option to purchase additional notes, Coherus expects to enter into additional capped call transactions with the option counterparties. The cap price of the capped call transactions will initially be $25.9263 per share, which represents a premium of approximately 75% over the last reported sale price of Coherus’ common stock of $14.815 per share on April 14, 2020, and is subject to certain adjustments under the terms of the capped call transactions.

With respect to the notes, their issuance and sale is scheduled to settle on April 17, 2020, subject to customary closing conditions. Coherus also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date notes are first issued, up to an additional $30,000,000 principal amount of notes.

The notes will be general unsecured obligations of Coherus, and will be subordinated to the Coherus’ designated senior indebtedness. The notes will accrue interest at a rate of 1.500% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2020. The notes will mature on April 15, 2026, unless earlier repurchased or converted.

At any time before the close of business on the second scheduled trading day immediately before the maturity date, noteholders may convert their notes at their option into shares of Coherus’ common stock, together, if applicable, with cash in lieu of any fractional share, at the then-applicable conversion rate. The initial conversion rate is 51.9224 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $19.26 per share of common stock. The initial conversion price represents a premium of approximately 30.0% over the last reported sale of $14.815 per share of Coherus’ common stock on the Nasdaq Global Market on April 14, 2020.

The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (as defined in the indenture for the notes) occurs, Coherus will, in certain circumstances, increase the conversion rate for a specified time for holders who convert their notes in connection with that make-whole fundamental change.

The notes will not be redeemable at Coherus’ election before maturity.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Coherus to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Coherus estimates that the net proceeds from the offering will be approximately $193.3 million (or approximately $222.4 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Coherus. Coherus intends to use $15.8 million of the net proceeds to fund the cost of entering into the capped call transactions described above. Coherus intends to use the remainder of the net proceeds from the offering for opportunistic pipeline acquisitions or licenses, working capital, and other general corporate purposes, which may include other debt repayment in the future. Coherus has not entered into any agreements or commitments with respect to any material acquisitions or licenses at this time. If the initial purchasers exercise their option to purchase additional notes, then Coherus intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described above.

With respect to the capped call transactions, in connection with establishing their initial hedges, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Coherus’ common stock and/or purchase shares of Coherus’ common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Coherus’ common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Coherus’ common stock and/or purchasing or selling Coherus’ common stock or other securities of Coherus in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. This activity could also cause or avoid an increase or decrease in the market price of Coherus’ common stock or the notes, which could affect the value of Coherus’ common stock that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and the shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or the shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Coherus BioSciences, Inc.

Coherus is a leading biosimilar company that develops and commercializes its own high-quality therapeutics as well as those of others seeking capable access to the United States market. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of proven industry veterans with world-class expertise in process science, analytical characterization, protein production, sales and marketing and clinical-regulatory development, Coherus is positioned as a leader in the global biosimilar marketplace. Coherus commercializes UDENYCA® (pegfilgrastim-cbqv) in the U.S. and has received regulatory approval for UDENYCA® in the European Union. Coherus is advancing late-stage clinical products CHS-1420, a Humira® (adalimumab) biosimilar, Bioeq’s Lucentis® (ranibizumab) biosimilar and Innovent’s Avastin® (bevacizumab) biosimilar towards commercialization, and early-stage clinical products, CHS-2020, an Eylea® (aflibercept) biosimilar, and CHS-131, a small molecule for nonalcoholic steatohepatitis (NASH) and multiple sclerosis.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the expected completion of the offering, the expected amount and intended use of the net proceeds and the effects of entering into the capped call transactions described above. Forward-looking statements represent Coherus’ current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Coherus’ business, including those described in periodic reports that Coherus files from time to time with the SEC. Coherus may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Coherus does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact

David S. Arrington

Investor Relations & Corporate Affairs

Coherus BioSciences, Inc.

darrington@coherus.com

+1 (650) 395-0196